MEMORANDUM OF AGREEMENT ("MOA")

THIS MEMORANDUM OF AGREEMENT ("MOA") is made and entered into on the 8th Day of December 2020 by and between FELLAZO CORP., a company incorporated in the State of Nevada, USA and listed on the OTC Market with its office at 8th Floor, Wisma Huazong, Lot 18285, 0.7km Lebuhraya Sungei Besi, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia (hereinafter referred to as "FC"), of the one part, and
TAY CHOON WAY, a citizen of Malaysia holding a Malaysian Identity Card No. 680412-04-5101 and with an address at B-16-2, Quadro Residence KLCC, No.1, Persiaran KLCC, 50450 Kuala Lumpur, Malaysia (hereinafter referred to as "TAY"), of the other part.

FC and TAY shall singularly referred to as "Party" and collectively as "Parties".

IN WITNESS WHEREOF, the Parties have executed and delivered this MOA as set forth below.

FELLAZO CORP.
("FC")

Name: Yap Kit Chuan

Designation: CEO

TAY CHOON WAY
("TAY")

Malaysia Identity Card No.: 680412-04-5101

A. Preamble

1. FC is a company with its common shares listed for quotation on OTCQB of the OTC market under the symbol "FLLZ", and has a total of 86,264,000 common shares of par value USD0.001 per share issued and outstanding as at the date of this MOA;

2. PT. Hyppe Teknologi Indonesia (hereinafter referred to as "PT Hyppe") is a company incorporated in Indonesia with a paid up capital of Rp. 35,000,000,000, divided into 350,000 shares of Rp. 100,000 each.

3. TAY is the beneficial owner of 322,000 ordinary shares of PT Hyppe of Rp. 100,000 per share (or total value of Rp. 32,200,000,000) held under the name of a nominee, BIBIT PORWOTO, a citizen of Indonesia, having an Indonesia Identity card No. 3171012412750004, date of birth December 24, 1975, with an address at Jl.Pintu Air II No. 37, 003/004, Kebon Kelapa, Gambir, Jakarta, Indonesia (hereinafter referred to as "the Nominee"), representing 92% of total number of issued Hyppe Shares (hereinafter the ordinary share of PT Hyppe shall be referred to as "Hyppe Share);

4. FC wishes to purchase from TAY a total of 70,000 shares of Hyppe Shares held under the name of the Nominee, representing 20% of the total issued and outstanding of

Hyppe Shares (hereinafter referred to as "the Sales Shares"), for a consideration of 21,566,000 new ordinary shares of FC (hereinafter the ordinary shares of FC shall be referred to as "FC Shares") to be issued by FC to TAY (hereinafter referred to as "the Consideration Shares"), representing 20% of the enlarged paid up capital of 107,830,000 shares of FC Shares, upon the completion of a definitive agreement to be entered into between the Parties for the transaction contemplated herein (hereinafter such agreement shall be referred to as "the Share Exchange Agreement").

B. Purpose

The purpose of this MOA is for the Parties to enter into a share exchange agreement with one another on or before the expiration of the effective period of this MOA as stipulated in Clause C below, whereby the share exchange agreement shall contain, but not limited, to the following terms and conditions (hereinafter such agreement shall be referred to as "the Share Exchange Agreement"):

(i) TAY to obtain the necessary approvals from the board of directors and/or shareholders and/or the relevant Indonesian Governmental Authorities for the sales of the Sales Shares to FC;

(ii) TAY to cause the Nominee to enter into a tripartite agreement with TAY and FC for the three parties therein to agree to (a) transfer to FC the holding by the Nominee of TAY's existing portion of the Hyppe Shares (hereinafter referred to as "TAY's Beneficiary Shares") in the amount equals to the amount of Sales Shares (hereinafter referred to as "FC's Beneficiary Shares"), and (b) transfer all the FC's Beneficiary upon the status of PT Hyppe has been changed/converted to a PMA company or upon the request by FC in writing, whichever is the later;

(iii) FC to obtain the necessary approvals from its board of directors and/or shareholders and/or the SEC of USA for the issuance of the Consideration Shares to TAY under the prevailing regulations and rules of the SEC; and

(iv) FC to be appointed by PT Hyppe to be an authorized sales agent for the fund raising of PT Hyppe under an sales agent agreement to be entered into between FC and PT Hyppe.

C. Term of MOA

(i) This MOA is effective upon the day and date last signed and executed by the duly authorized representatives of the Parties and shall remain in full force and effect for not longer than three (3) months unless extended by the Parties in writing and shall be terminated on the day upon the execution by the Parties of the Share Exchange Agreement.

(ii) This MOA may be terminated, without cause, by either party upon seven-day written notice, which notice shall be delivered by hand or by post to the other Party at the address listed above.

D. FC's Rights

During the continuance of this MOA, FC shall have the rights to enter into agreements with third parties to issue new FC Shares to such third parties for as long as such issuance of new FC Shares will not dilute the percentage shareholding of TAY's of the total enlarged share capital of FC after the completion of the Share Exchange Agreement, or with the consent of TAY for issuance of such new shares which, when issued to such third parties, has a dilution effect on TAY's shareholding.

E. Limitation of Liability

Neither Party shall be liable to the other Party for any special, consequential, or indirect damages in connection with this MOA.

F. Confidentiality

The Parties agree that the terms of this MOA, as well as all information of a business nature relating to the business operations of either Party and/or its affiliates and subsidiary companies and/or any business partner and its parents, affiliates and subsidiary companies, which may be disclosed to each other in connection with this MOA are confidential.

The Parties further agree that either Party shall not, without the express prior written consent of the other Party, use (except as contemplated by this MOA) disclose or permit access to any such confidential information during the term of this MOA and for a period of two (2) years thereafter.

The Parties further agree to take such action as shall be reasonably necessary to preserve and protect the confidentiality of such information. The obligations imposed upon a Party shall not apply to information which:

a) becomes available to the public through no wrongful act of the Party ; or
b) may be published prior to the date hereof; or
c) is legally received by the Party from a third party without restriction; or
d) is independently developed by the Party (without use of information disclosed by the other Party); or
e) is disclosed by the other Party pursuant to a requirement of a government agency or a court of competent jurisdiction.

G. Names and Trademarks

The Parties agree that:

i. The names, logos, or marks of either Party, their respective designated members (or of any of their parents, affiliates, or subsidiaries) may be utilized by the other Party only when expressly consented to in writing by the other Party and only under the specifics stated in the written consent; and

ii. Neither Party shall have no rights to the names, logos and marks of the other Party and/or its parents, affiliates or subsidiaries by virtue of its use with consents from the other Party.

H. Notices

All notices, demands and other communications hereunder shall be in writing and shall be delivered in person, sent by mail (return receipt requested) or sent via commercial courier to the parties at their respective addresses provided above.

I. Governing Law

This MOA shall be governed by and shall be construed in accordance with the federal and relevant state laws of USA. If any provision of this MOA shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

J. Business Relationship

Nothing herein shall be deemed to create any partnership, agency, joint venture or other relationship between the Parties and neither Party shall hold itself out as the same. Except as expressly authorized in writing, neither Party may bind the other or make representations on behalf of the other.

K. General Provisions

1. This MOA contains the full understanding of the Parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by officers of both Parties.

2. Either Party may not assign it's rights or obligations under this MOA without the express prior written consent of the other Party;

3. Each Party represents that the individual executing this MOA on its behalf has the requisite power and authority to do so and that this MOA constitutes the valid and binding obligation of its corporation.

4. In the event that either Party brings an action against the other Party to enforce the terms and conditions of this MOA, the prevailing Party shall be entitled to recover its reasonable costs and expenses, including reasonable attorney's fees, incurred in connection therewith.

5. If any provision of this MOA is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect.

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